                                                                    EXHIBIT 99.1




                AMERICAN VANTAGE COMPANIES REPORTS 2003 EARNINGS

LAS VEGAS, NEVADA, OCTOBER 20, 2002 --- American Vantage Companies (NASDAQ:AVCS) today announced the results of its operations for the fiscal year ended July 31, 2003.

As previously disclosed, on April 16, 2003 the Company acquired substantially all of the assets and business and certain of the liabilities of YaYa LLC. Concurrent with the acquisition of the YaYa LLC assets, YaYa Media, Inc., a wholly-owned subsidiary of the Company, was formed specifically to continue YaYa LLC's business and operations. Fiscal 2003 revenues, generated from YaYa Media operations, totaled $576,000.

The net loss for Fiscal 2003 totaled $774,000 as compared to $2,138,000 for Fiscal 2002. The Fiscal 2003 loss for basic and diluted earnings per share was $0.15. This compared to a (loss) income for basic and diluted earnings per share of $(0.45) and $0.01 for Fiscal 2002's continuing and discontinued operations, respectively. Included in the net loss for Fiscal 2002 was a one-time corporate restructuring charge of $1,539,000.

Ronald J. Tassinari, President and Chief Executive Officer, said, "The acquisition of the YaYa LLC operations has provided an initial component in our continuing acquisition, merger and joint venture strategy. We are optimistic that continuing efforts to leverage our balance sheet with the objective of identifying and integrating appropriate gaming, entertainment, media and lifestyle industry companies into a single synergistic entity will provide AVCS with sustainable revenue and earnings growth."

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. Such statements and all phases of American Vantage Companies' operations are subject to known and unknown risks, uncertainties and other factors, including overall economic conditions and other factors and uncertainties as are identified in American Vantage Companies' Form 10-KSB for the year ended July 31, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. American Vantage Companies' actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.



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
                                                                  Year ended           Year ended
                                                                 July 31, 2003        July 31, 2002
                                                                  -----------          -----------
Statement of Operations Data:
Sales and services                                                $   576,000          $        --
Cost of sales and services                                            337,000                   --
                                                                  -----------          -----------

Gross margin                                                          239,000                   --
                                                                  -----------          -----------

Costs and expenses
     General and administrative                                     2,120,000            2,610,000
     Corporate restructuring                                               --            1,539,000
                                                                  -----------          -----------
                                                                    2,120,000            4,149,000
Non-operating income                                                  788,000              669,000
                                                                  -----------          -----------

Loss from continuing operations before income tax benefit           1,093,000            3,480,000
Income tax benefit                                                    319,000            1,308,000
                                                                  -----------          -----------

Loss from continuing operations                                       774,000            2,172,000
Income from discontinued operations                                        --               34,000
                                                                  -----------          -----------

Net loss                                                          $   774,000          $ 2,138,000
                                                                  ===========          ===========

Income (loss) per common share - basic and diluted
      Continuing operations                                       $     (0.15)         $     (0.45)
      Discontinued operations                                              --                 0.01
                                                                  -----------          -----------

      Net loss                                                    $     (0.15)         $     (0.44)
                                                                  ===========          ===========

 Weighted average number of common shares and
    common share equivalents                                        5,106,000            4,866,000
                                                                  ===========          ===========


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                                  July 31, 2003       July 31, 2002
                                   -----------         -----------
Balance Sheet Data:

Cash and cash equivalents          $ 8,454,000         $ 1,560,000
                                   ===========         ===========

U.S. treasury securities           $        --         $ 7,785,000
                                   ===========         ===========

Accounts receivable, net           $   767,000         $        --
                                   ===========         ===========

Goodwill                           $ 2,926,000         $        --
                                   ===========         ===========

Total assets                       $18,133,000         $16,024,000
                                   ===========         ===========

Current liabilities                $   902,000         $   189,000
                                   ===========         ===========

Long-term debt                     $   523,000         $        --
                                   ===========         ===========

Total stockholders' equity         $16,708,000         $15,835,000
                                   ===========         ===========